CONSULTING AGREEMENT

THIS AGREEMENT is dated and effective on the   2nd       day of     July             , 2011.

BETWEEN:

FIRST LIBERTY POWER CORP.
7251 W Lake Mead Blvd, Unit 300
Las Vegas, NV  89128
(the "Company")

AND:                      LTV INTERNATIONAL HOLDINGS LTD.
1301 Bank of America Tower
12 Harcourt Road, #460
Central, Hong Kong
(the "Consultant")

(collectively referred to as the “Parties”).

In consideration of the mutual promises set forth herein, the Parties hereto agree as follows:

1. Consultation Services
1.1 The Company hereby engages the Consultant to perform the following services in accordance upon the terms and conditions as set forth in this Agreement, and the Consultant agrees to provide consulting services to the Company. The Consultant will provide the services of a representative (“Representative”), to be selected by Consultant, to act as a member of the Board of Directors of the Company and to consult with the other directors, officers and employees of the Company concerning matters relating to the business, development and fiduciary responsibilities of the Company, as well to perform additional officer and other roles as may be required.

1.2 The Consultant agrees to perform for the Company, the services as more particularly described in Section 3 herein. Such services are hereinafter referred to as “Services”. The Company agrees that the Consultant shall have ready access to the Company’s staff and resources as necessary to perform the said Services.

2. Consultancy Period

2.1 Basic Term
The Company hereby retains the Consultant and the Consultant agrees to render to the Company the Services, effective on November 15, 2010 (“Start Date”) (“Consultancy Period”), and ending upon the earlier of Two (2) years from the Start Date (“Basic Term”); or the date this Agreement is terminated in accordance with Section 5 herein. The Company shall pay the Consultant the compensation to which it is entitled, as detailed in section 4 herein, after which, the Consultant’s obligations hereunder shall end.

2.2 Renewal
Subject to Section 5 hereto, the Consultancy Period shall be renewable upon the mutual agreement of the Parties, by way of a written Addendum to this Agreement, to be signed for by the Parties, upon the terms and conditions and provisions as contained in this Agreement, unless amendments, additions, or alterations to the terms and conditions and provisions of this Agreement is required, such amendments, additions, or alterations to be incorporated by way of a written document signed for by the Parties, and such document shall be deemed as having been incorporated into this Agreement.

3. Duties and Responsibilities

3.1 The Consultant agrees to provide the services hereunder on the terms and conditions as set forth herein:
(a) the Consultant shall report directly to the Board of Directors of the Company;
(b) the Consultant, and the Consultant shall be responsible for ensuring that the Representative, shall faithfully, honestly and diligently serve the Company and cooperate with the Company and utilize maximum professional skill and care to ensure that all services rendered hereunder, including the Services, are up to the standards as would be reasonably required from the Consultant, and the Consultant shall provide any other services not specifically mentioned herein, but which are reasonably required for the Consultant to be able to act in the best interests of the Company; and

(c) the Consultant shall report the results of the Consultant's duties hereunder as may be requested by the Company from time to time.

3.2 The Consultant agrees to comply with all applicable securities legislation and regulatory policies in relation to providing the Services, including but not limited to United States securities laws (in particular, Regulation FD) and the policies of the United States Securities and Exchange Commission.

3.3 The Consultant hereby acknowledges that the Consultant is aware, and further agrees that the Consultant will advise those of its directors, officers, employees and agents who may have access to Confidential Information, that United States securities laws prohibit any person who has material, non-public information about a company from purchasing or selling securities of such a company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

4. Compensation

4.1 In consideration for the Services rendered by the Consultant, the Company shall pay the Consultant or its assigns 5,000,000 shares of the Company’s common stock issuable immediately upon signing (“Compensation Shares”) of this Agreement for the Basic Term, and a sum of $2,500 (USD Two Thousand Five Hundred) on the first day of each month in the Basic Term (“Cash Compensation”), as a consulting fee.

4.2 The Consultant may incur expenses under the Company’s name as agreed in advance in writing by the Company, provided that such expenses relate to the carrying out of the provision of the Services. The Consultant will within a reasonable period, forward all invoices for expenses incurred on behalf of and in the name of the Company to the Company, and the Company agrees to pay the said invoices directly on a timely basis. The Consultant agrees to obtain approval from the Company in writing for any individual expense of $1,500 (USD One Thousand Five Hundred) or greater or any aggregate expense of $5,000 (USD Five Thousand) incurred in any given month by the Consultant in connection with the carrying out of the Services.

5. Termination

5.1 At any time, either the Company or the Consultant may terminate, without liability, the consulting relationship and related obligations as contemplated by this Agreement, for any reason, with or without cause, by giving 45 (forty-five) days prior written notice to the other party.

5.2 The Consultancy Period shall terminate, and the Parties’ obligations hereunder shall cease upon the occurrence of the appointment of a receiver, liquidator, administrator, or trustee for either party, either voluntarily, or by decree of a competent authority in connection with the adjudication or determination by such authority that the said party is bankrupt or insolvent.

5.3 Upon termination of this Agreement, the Consultant shall be entitled to receive its full and sole compensation in discharge of obligations of the Company to the Consultant under this Agreement, all the sums and shares remaining due and payable under this Agreement to the date of termination, provided however, that the Company shall have the right to offset against any payment owing to the Consultant to the Company under this Agreement, or any damages, liabilities, costs or expenses suffered by the Company by reason of the fraud, negligence or wilful misconduct of the Consultant, to the extent that such right has not been waived by the Company.

5.4 The Consultant hereby acknowledges and agrees that all property, including, but without limitation, all books, manuals, records, reports, notes, contracts, lists, blueprints and any other documentation or materials, or copies thereof, equipment or gadgets furnished by the Company to the Consultant or prepared by the Consultant, its representatives or agents, in the course of or in incident to it rendering the Services to the Company, belong to the Company and shall be returned within a reasonable period, to the Company upon termination of the Consultancy Period, save for where retention is required for audit purposes.

The representations and warranties contained herein shall survive termination of the Consultancy Period and the expiration of the Agreement.

6. Compensation Shares

6.1  The Consultant acknowledges and agrees that:
(a) the Consultant agrees and acknowledges that none of the Compensation Shares have been registered under the Securities Act of 1933 or under any state securities or "blue sky" laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons (as that term is defined in Regulation S under the Securities Act of 1933), except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the Securities Act of 1933, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933 and in each case only in accordance with applicable state securities laws.
(b) the Consultant has not acquired the Compensation Shares as a result of, and will not itself engage in, any "directed selling efforts" (as defined in Regulation S under the 1933 Act) in the United States in respect of any of the Securities which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Compensation Shares; provided, however, that the Consultant may sell or otherwise dispose of any of the Compensation Shares pursuant to registration thereof under the 1933 Act and any applicable state securities laws or under an exemption from such registration requirements;
(c) the Compensation Shares will be subject in the United States to a hold period from the date of issuance of the Compensation Shares unless such Compensation Shares are registered with the Securities and Exchange Commission ("SEC");
(d) the decision to execute this Agreement and the issuance of the Compensation Shares hereunder has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the Company other than those made by the Company in the information the Company has filed with the SEC;
(e) it will indemnify and hold harmless the Company and, where applicable, its directors, officers, employees, agents, advisors and shareholders from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Consultant contained herein or in any document furnished by the Consultant to the Company in connection herewith being untrue in any material respect or any breach or failure by the Consultant to comply with any covenant or agreement made by the Consultant to the Company in connection therewith;
(f) no securities commission or similar regulatory authority has reviewed or passed on the merits of the Compensation Shares;
(g) there is no government or other insurance covering the Compensation Shares;
(h) the Consultant and the Consultant's advisor(s) have had a reasonable opportunity to ask questions of and receive answers from the Company in connection with the distribution of the Compensation Shares hereunder, and to obtain additional information, to the extent possessed or obtainable without unreasonable effort or expense, necessary to verify the accuracy of the information about the Company;
(i) the books and records of the Company were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the Consultant during reasonable business hours at its principal place of business, and all documents, records and books in connection with the distribution of the Compensation Shares hereunder have been made available for inspection by the Consultant, the Consultant's lawyer and/or advisor(s);
(j) the Company will refuse to register any transfer of the Compensation Shares not made in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption from the registration requirements of the 1933 Act;
(k) the statutory and regulatory basis for the exemption claimed for the offer of the Compensation Shares, although in technical compliance with Regulation S, would not be available if the offering is part of a plan or scheme to evade the registration provisions of the 1933 Act; and

7. Place of Work and Time

7.1 The Consultant’s Services will be rendered in a location as required by the Company, and the Consultant shall, on request come to the Company’s address or such other place as designated by the Company to meet with the Consultant.

7.2 In the performance of the Services and the hours of work on any given day will be entirely within the Consultant’s control and the Company will rely on the Consultant to put in such hours as reasonably necessary to fulfil the transaction in contemplation, including the Services. Nothing herein contained shall be deemed to require the Consultant to devote its exclusive time, attention and ability to the business of the Company.

7.3 The Consultant shall not be precluded from acting in a function similar to that contemplated under this Agreement for any other legal entity.

8. Confidential Information and Non-Competition

8.1 The Consultant acknowledges that in the course of its appointment hereunder the Consultant will, either directly or indirectly, have access to and be entrusted with information (whether oral, written or by inspection) relating to the Company or its respective affiliates, associates or customers (the "Confidential Information").  For the purposes of this Agreement, "Confidential Information" includes, without limitation, any and all Developments (as defined herein), trade secrets, inventions, innovations, techniques, processes, formulas, drawings, designs, products, systems, creations, improvements, documentation, data, specifications, technical reports, customer lists, supplier lists, distributor lists, distribution channels and methods, retailer lists, reseller lists, employee information, financial information, sales or marketing plans, competitive analysis reports and any other thing or information whatsoever, whether copyrightable or uncopyrightable or patentable or unpatentable.  The Consultant acknowledges that the Confidential Information constitutes a proprietary right, which the Company is entitled to protect.  Accordingly the Consultant covenants and agrees that during the Term and for a period of Two (2) years after the termination of this Agreement, through no action or inaction of the Consultant, the Consultant will keep in strict confidence the Confidential Information and shall not, without prior written consent of the Company in each instance, disclose, use or otherwise disseminate the Confidential Information, directly or indirectly, to any third party.

8.2 The general prohibition contained against the unauthorized disclosure, use or dissemination of the Confidential Information shall not apply in respect of any Confidential Information that:
(a) is available to the public generally in the form disclosed;
(b) becomes part of the public domain through no fault of the Consultant;
(c) is already in the lawful possession of the Consultant at the time of receipt of the Confidential Information; or
(d) is compelled by applicable law, regulation or Court Order to be disclosed, provided that the Consultant gives the Company written notice within reasonable time of such requirement prior to such disclosure and provides assistance in obtaining an order protecting the Confidential Information from public disclosure, unless prohibited by law, regulation or Court Order.

8.3 Except as specifically set forth in writing and signed by the Parties, the Consultant shall retain all copyrights, and patent rights with respect to all materials developed by the Consultant under the Agreement or the course of performance of the Services, and shall remain the sole and exclusive property of the Consultant.  Accordingly, the Company is hereby granted a non-exclusive licence to use and employ such materials within the Company’s business.

9. Status

9.1 The Consultant is an independent contractor and neither the Consultant nor the Consultant’s staff, Representative or agents shall be deemed to be employed by the Company. The Company is hereby contracting with the Consultant for the Services to be rendered by the Consultant and the Consultant reserves the right to determine the method, manner and means by which the Services will be performed. The Consultant is not required to perform the Services during a fixed hourly or daily time and if the Services are performed at the Company’s premises, is to be at the sole discretion of the Consultant. The order or sequence in which the work is to be performed shall be under the control of the Consultant.

10. Disputes

Any disputes that arise between the Parties with respect to the performance of this Agreement shall be submitted for arbitration, to an arbitrator as mutually agreed upon by the Parties, to be determined by the said arbitrator and the parties hereby agree to share equally the costs of such arbitration.

11. Representations and Warranties

11.1 The Consultant hereby represents and warrants to and covenants with the Company (which representations, warranties and covenants shall survive the end of the expiry of the Term or early termination of this Agreement) that:
(a) The Consultant is a eligible to receive the Compensation shares according to any applicable Regulations under the 1933 Act;
(b) the Consultant is not acquiring the Compensation Shares for the account or benefit of, directly or indirectly, any other U.S. Person;
(c) the sale of the Compensation Shares to the Consultant as contemplated in this Agreement complies with or is exempt from the applicable securities legislation of the jurisdiction of residence of the Consultant;
(d) the Consultant has duly executed and delivered this Agreement and it constitutes a valid and binding agreement of the Consultant enforceable against the Consultant in accordance with its terms; and
(e) no person has made to the Consultant or any written or oral representations:
(i) that any person will resell or repurchase any of the Compensation Shares;
(ii) as to the future price or value of any of the Compensation Shares; or
(iii) that any of the Compensation Shares will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the Compensation Shares of the Company on any stock exchange or automated dealer quotation system, except that currently certain market makers make market in the common shares of the Company on the OTC Bulletin Board.

12. General Provisions

12.1 No failure or neglect of either party hereto in any instance to exercise any right, power, privilege hereunder or under law shall constitute a waiver of any right, power or privilege of the same right, power or privilege in any other instance. All waivers by either party hereto must be contained in a written instrument signed by the relevant party.

12.2 This Agreement shall be governed by the laws of the State of Nevada.

12.3 If any provision on this Agreement, or the application thereof to any person, place or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such provisions as applied to other persons, places and circumstances shall remain in full force and effect.

12.4 If the scope of any of the provisions of the Agreement is too broad in any respect whatsoever to permit enforcement to its full extent, such provisions shall be enforced to the maximum extent permitted by law, and the parties hereto consent and agree that such scope may be judicially modified accordingly and that the whole of such provisions of the Agreement shall not thereby fail, but that the scope of such provisions shall be curtailed only to the extent necessary to conform to law.

12.5 All notices and other communications hereunder shall be in writing and shall be given by personal delivery, overnight delivery, mailed by registered or certified mail, postage prepaid, with return receipt requested, as identified herein. The persons and addresses set forth above may be changed from time to time by a notice sent as aforesaid. If notice is given by personal delivery or overnight delivery in accordance with the provisions of this Section, such notice shall be conclusively deemed given at the time of such delivery provided a receipt is obtained from the recipient. If notice is given by mail, such notice shall be deemed given upon receipt and delivery or refusal.

12.6 This Agreement may not be assigned by either party without the prior written consent of the other party and this Agreement shall be binding upon and inure to the benefits of the heirs, successors and assigns of the parties hereto.

12.7 The division of this Agreement into sections, articles and other form of divisions are for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

12.8  This Agreement shall constitute the entire agreement between the parties hereto with respect to all of the matters herein and any amendment(s) to this Agreement shall only be made in writing with the mutual agreement of all the parties herein.

12.9 Any failure on the part of either party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date first written above.

FIRST LIBERTY POWER CORP.

_________________________________
Title:           President

LTV INTERNATIONAL HOLDINGS LTD

_________________________________
Title:           Director